Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

We consent to the incorporation by reference of our reports dated June 23, 2006 relating to the financial statements and financial highlights of MFS Intermediate Investment Grade Bond Fund and MFS Research Bond Fund  for the year ended April 30, 2006 appearing in the Annual Reports on Form N-CSR of MFS Series Trust IX in the combined Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of MFS Research Bond Fund.

We also consent to the references to us under the captions "Independent Registered Public Accounting Firm” and “Representations and Warranties” (section 4 paragraphs 4.1(f) and 4.2(g) of the Form of Plan of Reorganization) included in such combined Proxy/Prospectus and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 5, 2007